SCHEDULE 14C INFORMATION

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of the Securities Exchange Act of 1934

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KAIRE HOLDINGS, INC.

(Name of Registrant As Specified In Charter)

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KAIRE HOLDINGS, INC.
7700 Irvine Center Dr., Suite 870
Irvine, CA  92618
NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS

January __, 2008

To Shareholders of Kaire Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of our shareholders, dated January 7, 2008, in lieu of a special meeting of the shareholders. The following actions will be effective on or about February __, 2008

1.	Amendments (the “Certificate Amendment”) to our certificate of incorporation, as amended (the “Certificate of Incorporation”), to

a.
effect a reverse stock split of our issued and outstanding common stock at a ratio of at least 1-for-100 and up to 1-for-200, the exact ratio subject to the definitive action of our Board of Directors (the “Board of Directors”) within 120 days after the date of the stockholder approval, retaining the current number of authorized shares and the par value of common stock reflected in our Certificate of Incorporation; and

b.            change our name to “International Packaging and Logistics Corporation”; and

c.            authorize 50,000,000 shares of blank check preferred stock.

2.            Change state of incorporation from Delaware to Nevada.

3.            The ratification of the appointment of Pohl, McNabola & Berg, LLP as our independentaccountants for the current fiscal year.

This Notice and the attached Information Statement are being circulated to advise the shareholders of certain actions already approved by written consent of the shareholders who collectively hold a majority of the voting power of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Notice and the attached Information Statement are being sent to you for informational purposes only.

                                         By Order of the Board of Directors,

                                         /s/ Steven Westlund
                                              Steven Westlund, Chief Executive
             Officer and Director.

KAIRE HOLDINGS, INC.
7700 Irvine Center Drive, Suite 870
Irvine, CA  92618

INFORMATION STATEMENT
                                                            WRITTEN CONSENT OF SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, by KAIRE HOLDINGS INC., a Delaware corporation, in connection with certain actions to be taken by the written consent by the majority shareholders of Kaire Holdings, Inc. dated January 7, 2008.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this Information Statement is mailed to the shareholders.

THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS FEBRUARY __, 2008.

We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on February __, 2008.

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

1.	Amendments (the “Certificate Amendment”) to our certificate of incorporation, as amended (the “Certificate of Incorporation”), to

a.
effect a reverse stock split of our issued and outstanding common stock at a ratio of at least 1-for-100 and up to 1-for-200, the exact ratio subject to the definitive action of our Board of Directors (the “Board of Directors”) within 120 days after the date of the stockholder approval, and retain the current number of authorized shares and the par value of common stock reflected in our Certificate of Incorporation; and

b.            change our name to “International Packaging and Logistics Corporation”; and

c.            authorize 50,000,000 shares of blank check preferred stock.

2.	Change state of incorporation from Delaware to Nevada.

3.            The ratification of the appointment of Pohl, McNabola & Berg, LLP as our independentaccountants for the current fiscal year.

Shareholders of record at the close of business on January __, 2008 (the “Record Date”) are entitled to notice of the action to be effective on or about February __, 2008.  As of the Record Date, our authorized capitalization consisted of 900,000,000 shares of common stock, par value $0.001 per share, of which 900,000,000 were issued and outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution dated January 7, 2008; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

Shareholders of record at the close of business on January __, 2008 are being furnished copies of this Information Statement. The principal executive office of the Company is located at 7700 Irvine Center Drive., Suite 870, Irvine, CA  92618 and the Company's telephone number is (949) 861-3560.

SHAREHOLDER DISSENTER'S RIGHT OF APPRAISAL

The General Corporate Law of Delaware does not provide for dissenter’s rights of appraisal in connection with the proposed actions.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED IN THIS INFORMATION STATEMENT.

MATTERS SET FOURTH IN THE WRITTEN CONSENT

The Written Consent contains:

(i) A Resolution dated January 7, 2008 to amend the Certificate of Incorporation in order to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each one hundred outstanding shares of Common Stock to one newly issued share for each two hundred outstanding shares of Common Stock, (ii)  change our name to “International Container and Logistics”; (iii) approval of an amendment to the Company's Certificate of Incorporation authorizing 50,000,000 shares of blank check preferred stock, (iv) Change state of incorporation from Delaware to Nevada.; and (v) ratification of the appointment of Pohl, McNabola & Berg, LLP as our independent accountants for the current fiscal year

A shareholder representing 87.0% of the votes of the currently issued and outstanding shares of Common Stock has executed the Written Consent, thereby ensuring the stock combination. See "Other Information Regarding The Company – “Security Ownership of Certain Beneficial Owners and Management."

Set forth below is a table containing the stockholder who has executed the Written Consent and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholder as of January 7, 2008:

                    Common Shr’s     Votes/Shr.             Common Votes         % of Total
             Votes
__________________________________________  _________________________     _______________________

Total Common Issued and Outstanding
                  Votes Possible                                                                                                1                      900,000,000                   100.00%

Votes by Written Consent For Reverse Split
Beneficial Owner
______________________________________________________________________________________________

Standard Resources LTD.                                                       783,000,000                    1                     783,000,000                       87.00%
Total                                                                                           783,000,000                     1                    783,000,000                       87.00%

VOTE REQUIRED

As of  January 7, 2008 (the date of the Written Consents), 900,000,000 shares of Common Stock were issued and outstanding with votes of 900,000,000 votes thus, Stockholders representing no less than 450,000,000 votes from Common Stock, were required to execute the Written Consent to effect the matter set forth therein. As discussed under "Matters Set Forth in the Written Consents," a shareholder owning 783,000,000 votes, or 87.0% of the votes of Common Stock, has executed the Written Consent and delivered it to the Company as required by law within the 60 day period, thereby ensuring the corporate actions.

Purposes of the Reverse Split

One purpose of the reverse split is to provide enough shares for the conversion of our outstanding convertible debt. We currently have $2,537,612 of outstanding principal and interest in convertible debt.  As of the date of this proxy there are not enough authorized shares available to convert this debt.  In February 2007, the Company entered into a debt restructure agreement whereby the convertible debt holders will allow their convertible debt to be restructured into shares of series A convertible preferred shares. The series A convertible preferred shares will be fixed rate convertible preferred shares at $3.00 per share with a zero coupon rate.  Based on this agreement, Kaire is contractually obligated to issue approximately 845,871 post restructure shares of Common Stock for the to be issued series A convertible shares. The issuing of these common shares would be in excess of what Kaire is currently authorized to issue. Accordingly, the Company would be in violation of certain of its contractual obligations as it would be unable to issue any shares of Common Stock pursuant to the debt holder restructure agreement.   A reverse split would reduce the number of the shares outstanding thus providing shares to be available for the conversion of the post restructure series A convertible shares.

The Reverse Split will not change the proportionate equity interests of the Company's stockholders at the time of the split, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to rounding up to eliminate fractional shares.  However, shares issued in connection with the conversion of remaining debt, or for working capital would most likely dilute the value of shares held by individual shareholders.  There are no anti-dilution protections for the debt holders.  The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.  The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Certain Effects of the Reverse Split

The following table illustrates the principal effects of the Reverse Split to the 900,000,000 shares of Common Stock outstanding as of December 31, 2007.

		Principal Plus	Prior to		After 1-for-100		After 1-for-200
		Accrued	Reverse Stock		Reverse Stock		Reverse Stock
		Interest	Split		Split (2)		Split
Number of Shares

Common Stock Authorized			900,000,000		900,000,000		900,000,000

Common Stock Outstanding (1)			900,000,000		9,000,000		4,500,000

Available for future sale			0		891,000,000		895,500,000

Less Conversion of Convertible Debentures
Longview Fund LP	80%	$1,642,224	205,278,000	(2)	2,052,780		1,026,390
Longview Equity Fund LP	80%	$196,000	24,500,000	(2)	245,000		122,500
Longview International Equity Fund Ltd.	80%	$84,000	10,500,000	(2)	105,000		52,500
Alpha Capital	80%	$615,388	76,923,500	(2)	769,235		384,618

Sub-total -without restructure		$2,537,612	317,201,500		3,172,015		1,586,008

Share available in future without restructure			(317,201,500)		887,827,985		893,913,993

Sub - total with restructure	$3.00	$2,537,612			845,871	(3)	845,871

Shares available in future with restructure					890,154,129		894,654,129

(1) Gives effect to the Reverse Split, excluding New Shares to be issued in lieu of fractional shares.  Stockholders should recognize that, the Reverse Split will reduce the number of shares they own by a number equal to the number of shares owned immediately prior to the filing of the amendment regarding the Reverse Split divided by the Exchange Number (i.e. divide by 200 if the reverse is two hundred to one, as adjusted to include New Shares to be issued in lieu of fractional shares).

(2) The conversion price is eighty percent (80%) of the average of the five lowest volume weighted average prices of the common stock as reported by Bloomberg L.P. for the principal market for the twenty trading days preceding the conversion date.  Therefore assuming a market price of $0.01 would yield a conversion price of $0.01 x 80% = $.008.  There is $2,537,612 in notes convertible at $.008 or approximately 317,201,500 shares.

(3) The conversion price is fixed at $3.00.  Thus $2,537,612 in notes convertible at $3.00 would convert into 845,871 approximate shares,

Another purpose would be that the reverse stock split could better enable us to move toward an eventual listing of our stock on a national securities exchange.  Our common stock is currently quoted on the OTC Bulletin Board.  Alternative markets like the OTC Bulletin Board or the “pink sheets” maintained by the National Quotation Bureau, Inc., are generally considered to be less efficient and not as widely followed as other exchanges like those operated by the NASDAQ Stock Market, Inc. (“NASDAQ”) or the American Stock Exchange. In order for us to list our common stock on NASDAQ or the American Stock Exchange, we must satisfy certain listing standards, some of which standards require a minimum bid price. For example, certain listing standards of the NASDAQ Capital Market (the lowest listing tier of NASDAQ) would require that our common stock have a minimum bid price of at least $4.00 per share. In addition, certain of the listing standards of the American Stock Exchange would require that our common stock have a minimum bid price of at least $3.00 per share.  As of December 31, 2007, the closing price bid for our Common Stock as reported on the OTC Bulletin Board was $0.015 per share.  Therefore, the reverse stock split of our common stock could help us move toward satisfying the minimum bid price listing standards of a national securities exchange like NASDAQ or the American Stock Exchange.

We also believe that the reverse stock split could improve the marketability and liquidity of our common stock while we continue to progress towards achieving our business objectives. Trading in our securities is subject to the “penny stock” rules of the SEC. The SEC has adopted regulations that generally define a penny stock to be any unlisted equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. In addition to the “penny stock rules” imposed by the SEC, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers due to the trading volatility often associated with low-priced stocks. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. There is no assurance that we will not continue to be subject to the “penny stock rules” after the reverse split.

There can, however, be no assurance that either or both of the reverse split and a possible exchange listing will increase the liquidity of the market for our common stock. In particular, based an approximate public float number of 42,300,000 outstanding shares of common stock, the reverse split will reduce the number of publicly held shares of our common stock (i.e., the holdings of persons other than our officers, directors, and significant stockholders) to approximately 423,000 shares (if effected on a 1-for-100 basis) or approximately 211,500 shares (if effected on a 1-for-200 basis). The relatively small number of shares in the public float is likely to materially and adversely affect the liquidity of our common stock following the reverse split. In addition, we anticipate that as a result of the reverse split, the holdings of many of our stockholders will be reduced to less than a “round lot” (100 shares). Such holders could find it difficult to sell such “odd lots” and are likely to incur increased transaction costs should they seek to do so.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

We will file the amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate Exchange Number and the appropriate effective time for such split.  The Reverse Split will become effective on the date of filing the amendment at the time specified in the amendment (the "Effective Time").  Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Split has been effected and of the exact Exchange Number.  The Company expects that its transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates.  Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Exchange Agent.  No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.  Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for New Shares at the exchange ratio.  Stockholders should not destroy any stock certificate and should not submit any certificate until requested to do so by the Company or the Exchange Agent.

Fractional Shares

No scrip or fractional certificates will be issued in connection with the Reverse Split.  Any fraction of a share that any stockholders of record otherwise would be entitled to receive shall be rounded up to the nearest whole share.

Federal Income Tax Consequences of the Reverse Split

The following summary of material U.S. federal income tax consequences of the reverse stock split does not purport to be a complete discussion of all of the possible federal income tax consequences. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as stockholders subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, certain U.S. expatriates, broker-dealers, tax-exempt entities, retirement plans, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of such pass-through entities.

The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively, as well as prospectively. This summary also assumes that the shares of common stock are held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

Each stockholder is urged to consult with such stockholder’s tax advisor with respect to the particular tax consequences of our reverse stock split.

No gain or loss will be recognized by a stockholder as a result of the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split will be the same as the stockholder’s aggregate tax basis in the shares surrendered as a result of the reverse stock split. The stockholder’s holding period for the shares received in the reverse stock split will include the period during which the stockholder held the shares surrendered as a result of the reverse stock split.

We have not sought any ruling from the Internal Revenue Service or an opinion of counsel with respect to the statements made and the conclusions reached in this summary. Our views regarding the tax consequences of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

OUR NAME CHANGE

Under our Certificate of Incorporation, as presently in effect, our name is “Kaire Holdings Incorporated”. Our Board of Directors unanimously approved and declared advisable a change of the name of our company from “Kaire Holdings, Inc.” to “International Packaging and Logistics Corporation”.  Stockholder approval for the Certificate of Amendment changing our name was obtained by written consent of the Majority Stockholder. The Certificate Amendment effecting the name change will become effective following filing with the Secretary of the State of the State of Delaware, which will not occur earlier than the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date. A copy of the Certificate Amendment is attached to this Information Statement as Annex A.

Purposes of the Name Change

We distribute Asian glass to North America through our wholly owned subsidiary H&H Glass.  The new name is to reflect our current business and future direction of the Company.

AUTHORIZE 50,000,000 SHARES OF BLANK CHECK PREFERRED STOCK

Our Board of Directors proposed an amendment to the Company's Certificate of Incorporation to authorize 50,000,000 shares of blank check preferred stock, par value $0.0001 per share.

Purpose of Authorizing Class of Preferred Shares

To facilitate the debt restructure agreement whereby the convertible debt holders will allow their convertible debt to be restructured into shares of series A convertible preferred shares. The series A convertible preferred shares will be fixed rate convertible preferred shares at $3.00 per share with a zero coupon rate.  Based on this agreement, Kaire is contractually obligated to issue approximately 845,871 post restructure shares of Common Stock for the to be issued series A convertible shares.

There are certain advantages and disadvantages of voting for an increase in the Company's authorized preferred stock.

The advantages include:

•	The ability to raise capital by issuing capital stock.

•	The ability to fulfill our Company's obligations by having capital stock available to satisfy the debt restructure agreement entered into in February 2007.

The disadvantages include:

•	Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

•
The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the           Company's Board of Directors' desires. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

        The amendment to the Company's Certificate of Incorporation shall be filed with the Delaware Secretary of State so that the second paragraph of Article IV of the Certificate of Incorporation shall be as follows:

"The total number of shares of preferred stock which this corporation is authorized to issue is: Fifty Million (50,000,000) shares with a par value of ($0.0001) per share. The preferred stock may be issued in one or more series, from time to time, with each such series to have such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions."

The Company's Board of Directors believes that it is desirable to have authorized shares of preferred stock available for possible future financings, possible future acquisition transactions and other general corporate purposes.  The Company does not have any current arrangement or commitment for financing or acquisitions. Having such authorized shares of preferred stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

CHANGE THE STATE OF INCORPORATION TO NEVADA

Our Board of Directors proposed that we change our state of incorporation from Delaware to Nevada.  The purpose of this move would be to avoid the high Delaware state franchise tax that can be assessed when a company has a high amount of authorized shares but a small amount issued and outstanding coupled with a substantial value of assets on the balance sheet.

OTHER INFORMATION REGARDING THE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of December 31, 2007 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock and (ii) KAIH's directors and executive officer, and (iii) all officers and directors of KAIH as a group.

	Shares beneficially owned
	Number of shares	Percentage of class (2)
Steve Westlund 7700 Irvine Center Dr. Suite 870 Irvine, CA 92618	30,700,000	3.4%

Owen Naccarato	45,000,000	5.0%
18301 Von Karman Ave. Suite 430 Irvine, CA 92612

Alpha Capital Aktiengesellschaft (3) Pradafant 9490 Furstentums Vaduz, Liechtenstein	76,923,500 (6)	7.9%

Longview Fund, LP (4) 600 Montgomery Street 44th floor San Francisco, CA 94111	205,278,000 (7)	18.6%

Standard Resources Limited (5) Room 1202, 12th Floor Des Voeux Road Central Hong Kong	783,000,000 (8)	87.0%

Officers and Directors as a group	75,700,000	8.4%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of December 31, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.  Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)  Percentage based on 900,000,000 shares of common stock outstanding as of December 31, 2007, plus shares underlying each shareholder’s convertible note and warrants.

(3)  Alpha Capital Aktiengesellschaft:  In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Konard Ackerman may be deemed the control person of the shares owned by such entity.  ALPHA Capital AG is a private investment fund that is owned by all its investors and managed by Mr. Ackerman.

(4) Longview Fund, LP is a private investment fund that is in the business of investing publicly-traded securities for their own accounts and is structured as a limited liability company whose members are the investors in the fund.  The General Partner of the fund is Viking Asset Management, LLC, a California limited liability company which manages the operations of the fund.  Peter T. Benz is the managing member of Viking Asset Management, LLC.  As the control person of the shares owned by Longview Fund, LP, Peter T. Benz may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.
(5) Standard Resources Limited is engaged in the business of investing in publicly-traded equity securities for its own account. Standard Resources` principal offices are located at Room 1202, 12th floor, Des Voeux Road Central, Hong Kong, Fax: (852) 2380 8150. The Lin Chen Hu Trust has voting and investment control over investments held by Standard Resources.

(6) Concerning Alpha Capital Aktiengesellschaft:  $615,388 in existing convertible debentures using an estimated conversion price of $0.008, i.e. 76,923,500 shares underlying the convertible notes.

(7) Concerning Longview Fund, LP:  $1,642,224 in existing convertible debentures using an estimated conversion price of $0.008, i.e. 205,278,000 shares underlying the convertible notes.

(8) Concerning Standard Resources Limited:  Represents shares received by H&H Glass in the reverse acquisition of Kaire Holdings, Inc.

BOARD COMMITTEES

The Board of Directors does not currently maintain an Audit Committee or a Compensation Committee, but plans to appoint an Audit Committee and a Compensation Committee in the near future. During the fiscal year ended December 31, 2007, the Board of Directors held four meetings.

COMPENSATION OF DIRECTORS

Starting in January 2008, the Company will compensate its directors a monthly amount of $500.00.

ITEM  10.     EXECUTIVE COMPENSATION

The following table sets forth certain summary information regarding compensation paid by Kaire holdings for services rendered during the fiscal years ended December 31, 2007 and 2006, respectively, to Kaire Holding’s Chief Executive Officer and Chief Financial Officer during such period.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steve Westlund	2007	0 K	0	270 K	0	0	0	0	270 K
CEO & CFO	2006	111 K	0	0	0	0	0	0	111 K

Randall Jones	2007	0	0	27 K	0	0	0	40 K	67 K
CFO *	2006	0	0	0	0	0	0	84 K	84 K

* Randall Jones was terminated as Chief Financial Officer as off April 9, 2007.  Mr. Westlund will act as temporary CFO until a replacement is found.

During 2006, Mr. Westlund was paid $27,625 in cash, with the remaining $83,625 of compensation being accrued.

During 2007, Mr. Westlund received 3% of the equity of the new entity in the form of 27,000,000 shares valued at the market price at the time of $.01 per share.

During 2005 Mr. Jones received 1,000,000 shares of the Company’s common stock which paid the $50,000 of accrued but unpaid fees for the year 2005 and Mr. Jones also received $8,500 of compensation in cash.

During 2007, Mr. Westlund received 3% of the equity of the new entity in the form of 27,000,000 shares valued at the market price at the time of $.01 per share.

During 2006 Mr. Jones received 3,600,000 shares of the Company’s common stock valued at $61,200 which paid a portion of his fees for the year 2006.

During 2007, Mr. Jones received $40,000 in cash for services and another 0.3% of the equity of the new entity in the form of 2,700,000 shares valued at the market price at the time of $.01 per share.

Outstanding Equity Awards at Fiscal Year-end

The following table sets forth certain   summary   information   regarding outstanding equity awards as of December 31, 2007 to the Company's Chief Executive Officer and Chief Financial Officer and most highly paid executive officers during such period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Steve Westlund	o	o	o	o	o	o	o	o	o
Randall Jones	o	o	o	o	o	o	o	o	o

Compensation of Directors

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steve Westlund	0	0	0	0	0	0	0
William Gresher	0	0	0	0	0	0	0
Owen Naccarato	0	0	0	0	0	0	0

EMPLOYEE COMPENSATION

We do not yet have a compensation committee that approves or offers recommendations on compensation for our employees.

LEGAL PROCEEDINGS

Department of Health Services - Medi-Cal Action Against Classic Care Pharmacy

On April 17, 2002 the Department of Health Services (“DHS”) notified the management of Classic Care Pharmacy that the Medi-Cal Program intended to withhold 100% of payments and temporarily suspend and deactivate the Classic Care Pharmacy Medi-Cal provider number.

The Department of Health Services ("DHS") took this action after having reviewed the prescriptions on record at Classic Care Pharmacy. The DHS stated that they had reviewed thirty-two prescriptions, and that two of the ten prescribing physicians had denied treating the patients and writing the prescriptions. The DHS cited Classic Care Pharmacy for violations of CCR, Title 22, Sec.51476.1, (a) and 51476.1(a)(2), which states that written prescriptions must contain the name of the prescribing physician and their provider number. Based on its findings the DHS and the Medical Program concluded that Classic Care Pharmacy might have intentionally committed fraud.

Classic Care management retained outside counsel shortly after receiving the DHS notice to review the Department of Health Services findings. After reviewing the supporting DHS material, outside counsel informed Classic Care management that it believed the facts presented by the DHS were inaccurate and that its position was unfounded. Classic Care management and its principle shareholders obtained written affidavits from most of the physicians whose prescriptions had been reviewed by the DHS confirming that they had treated the patients and did prescribe the medications.

On April 29, 2002, outside counsel contacted the DHS to discuss its findings and present the documentation supporting their position. DHS informed outside counsel that they would have to follow the standard appeal process, which normally requires two or more months to complete. Classic Care Pharmacy instructed outside counsel to seek an ex parte temporary restraining order against the DHS for their failure to show cause regarding their actions. On May 8, 2002, in the Superior Court for the state of California, the Court granted Classic Care’s ex parte request issuing a preliminary injunction against the DHS and reinstated Classic Care Pharmacy’s medical provider number. The Court set May 24, 2002 as the date for the DHS to show cause. On May 24, 2002, the DHS was still not prepared to show cause. The court granted a 30-day extension.

Classic Care, Inc. and Classic Care Pharmacy administrative appeal failed.  Once the appeal took place the Superior court could no longer uphold our lack for due process claim and the DHS canceled Classic Care Pharmacy’s medical provider number.  The justice department has not taken any further action against Classic Care Pharmacy.  Subsequently we dissolved Classic Care, Inc. and Classic Care. .

Kaire believes that it does not have any liability in this matter and has not provided any reserve for this matter.  The basis for this belief is the following: 1) the California Department of Health Services (“DHS”) claim is directed to Classic Care Pharmacy which was owned by Classic Care, Inc.  2) Classic Care Inc. is a separate legal entity and was operated by the prior owners, whom Kaire believes perpetrated the actions leading to the alleged claims, 3) Kaire was not involved nor was Kaire aware of the alleged overpayment to Classic Care Inc., 4) the alleged claim includes a period of time before Kaire was involved with Classic Care, Inc., thus precluding Kaire of any claim in that time period and 5) Kaire did not benefit in any way from the alleged overpayment.

H.D. Smith Wholesale Drug Company – Action for breach of contact and other various causes of action

On April 2, 2003, H.D. Smith filed a complaint against Classic Care, Inc., Kaire Holdings, Inc., Sarit Rubenstein, Steven Oscherowitz and Larisa Vernik for various causes of action relating amounts owed for certain drugs that were delivered to Classic Care.   H.D. Barnes is seeking $430,205 plus interest.   On December 30, 2004 a settlement was reached where Kaire is obligated to pay the plaintiff $50,000.  Kaire’s payment obligation will mature upon court approval of the settlement, with $10,000 due immediately (paid July 8, 2005) and the balance paid based on 12 monthly installments of $3,077.06 (which includes interest of 7.50%) to commence shortly thereafter.  The balance owed as of December 31, 2007 was $27,692.  Kaire is currently in breach of this settlement

McKesson Medical – Surgical Inc. v. Effective Health

On January 20, 2005, McKesson Medical-Surgical, Inc. (“Plaintiff”) filed a complaint against Effective Health, Inc., a subsidiary of Kaire, for failure to pay the principal sum of $17,466 for goods and/or services.  A settlement was reached in October 2005 calling for Effective Health to pay $2,000 upon execution and $1,300 a month until the balance is paid off.  The balance owed as of December 31, 2006, and December 31, 2007, was $1,375.

Ventura County Superior Court, Case No. CIV234713

On June 27, 2005, Independent Pharmacy Cooperative (“IPC”) filed a complaint in the Superior Court of California, County of Ventura, Case No. CIV234713, against EHI.  IPC alleged that EHI failed to pay the principal sum of $12,587 for staffing services rendered.

The parties to that action entered into a settlement and mutual release agreement in October 2005, wherein EHI agreed to pay the aggregate sum of $12,587 in accordance with structured terms spanning over approximately eight (8) months.  Although most of that sum has been paid, EHI defaulted and, on or about October 5, 2006, IPC obtained a default judgment against EHI for the principal sum.  The balance owed as of December 31, 2006, and December 31, 2007, was $5,649.

Except as otherwise specifically indicated above, we believe that we do not have any material liability for any lawsuits, settlements, judgments, or fees of defense counsel which have not been paid or accrued as of December 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Allen Lin

The Company paid its President, Mr. Allen Lin, salary of $165,000 and $171,400 for the nine months ended September 30, 2007 and 2006, respectively.  The Company also accrued management fees, based on 3% of the Company’s sales, of $309,750 and $260,674 for the nine months ended September 30, 2007 and 2006, respectively.

Josephine Lin

Josephine Lin, Mr. Lin’s wife, is employed by the company and was paid salary of $36,000 and $34,200 for the nine months ended September 30, 2007 and 2006, respectively.

THE APPOINTMENT OF POHL, McNABOLA& BERG AS AUDITORS
FOR KAIRE HOLDINGS INC.

The Board of Directors of the Company has selected Pohl, McNabola, Berg & Company LLP, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2007.  Pohl, McNabola, Berg & Company LLP has served in this capacity since December 31, 1998.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

ADDITIONAL INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

DISTRIBUTION OF INFORMATION STATEMENT

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

                                    By Order of the Board of Directors

                                            /s/ Steven Westlund
 Steven Westlund, Chief Executive
 Officer and Director

January __, 2008
Irvine, California

EXHIBIT A

KAIRE HOLDINGS INC.

NOTICE PUSUANT TO SECTION 228 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

TO: ALL STOCKHOLDERS:

PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of Kaire Holdings Inc., by written consent dated January 7, 2008 have duly adopted the following resolution:

"a resolution approving the following:

1.	Amendments (the “Certificate Amendment”) to our certificate of incorporation, as amended (the “Certificate of Incorporation”), to

a.
effect a reverse stock split of our issued and outstanding common stock at a ratio of at least 1-for-100 and up to 1-for-200, the exact ratio subject to the definitive action of our Board of Directors (the “Board of Directors”) within 120 days after the date of the stockholder approval, retaining the current number of authorized shares and the par value of common stock reflected in our Certificate of Incorporation; and

b.            change our name to “International Packaging and Logistics Corporation”; and

c.            authorize 50,000,000 shares of blank check preferred stock.

2.            Change state of incorporation from Delaware to Nevada.

3.            The ratification of the appointment of Pohl, McNabola & Berg, LLP as our independentaccountants for the current fiscal year.”

DATE: January __, 2008

/s/ Steven Westlund
Steven Westlund, Chief Executive
officer and Director

ANNEX A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Under Section 242 of the Delaware General Corporation Law

Kaire Holdings, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST:  That a meeting of the Board of Directors of Kaire Holdings Incorporated, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

The name of the corporation (hereinafter called the “corporation”) isINTERNATIONAL CONTAINER AND LOGISTICS CORPORATION.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the second paragraph Article thereof numbered “ FOURTH” so that, as amended, said second paragraph Article shall be and read as follows:

"The total number of shares of preferred stock which this corporation is authorized to issue is: Fifty Million (50,000,000) shares with a par value of ($0.0001) per share. The preferred stock may be issued in one or more series, from time to time, with each such series to have such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions."

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State Delaware at which meeting the necessary number of shares as required by the statute were voted in favor of the amendment.

THIRD:  That thereafter, holders of a majority of the outstanding common stock of the Corporation approved such amendments by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.

FOURTH:                                 That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:  That the capital of said corporation shall not be reduced under or by reason of said amendment.

SIXTH:  That the capital of the Corporation shall not be reduced by reason of the foregoing amendments.

By: _________________________________

TITLE OF OFFICER: Chief Executive Officer